As Filed With The Securities and Exchange Commissionon on October 26, 2006
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          SOPAC CELLULAR SOLUTIONS INC.
                 (Name of small business issuer in its charter)

        Nevada                          5045                     20-5302617
(State of Incorporation)        (Primary SIC Number)       (IRS Employer Number)

                           4438 Vesper Avenue, Suite 2
                             Sherman Oaks, CA 91403
                     Phone: (949)355-4559 Fax: (309)423-7471
          (Address and telephone number of principal executive offices)

                                 Joseph I. Emas
                             1224 Washington Avenue
                              Miami Beach, FL 33139
                     Phone: (305)531-1174 Fax: (305)531-1274
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each
  Class of                             Proposed       Proposed
 Securities         Number of          Offering        Maximum       Amount of
   to be           Shares to be        Price Per      Aggregate     Registration
 Registered         Registered         Share (2)      Offering (3)    Fee (1)
--------------------------------------------------------------------------------
Common Stock         700,000            $0.05          $35,000         $3.75
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.005 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                          SOPAC CELLULAR SOLUTIONS INC.
                         700,000 Shares of Common Stock
                                 $0.05 per share

This is the initial offering of common stock of Sopac Cellular Solutions Inc. and no public market exists for the securities being offered. Sopac Cellular Solutions Inc. is offering for sale a total of 700,000 shares of its common stock on a self-underwritten, best effort, all-or-none basis. The shares will be offered at a fixed price of $0.05 per share for a period of 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased per investor. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. See "Use of Proceeds" and "Plan of Distribution".

Sopac Cellular Solutions Inc. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

                     Offering          Total
                      Price          Amount of       Underwriting      Proceeds
                    Per Share        Offering        Commissions        to Us
                    ---------        --------        -----------        -----
Common Stock          $0.05           $35,000            $0            $35,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                       Subject to Completion, Dated , 2006

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS ....................................................  3
     General Information about Our Company ...............................  3
     The Offering ........................................................  3
RISK FACTORS .............................................................  4
RISKS ASSOCIATED WITH OUR COMPANY ........................................  4
RISKS ASSOCIATED WITH THIS OFFERING ......................................  6
USE OF PROCEEDS ..........................................................  8
DETERMINATION OF OFFERING PRICE ..........................................  8
DILUTION .................................................................  8
PLAN OF DISTRIBUTION .....................................................  9
     Terms of the Offering ............................................... 10
     Procedures for Subscribing .......................................... 10
LEGAL PROCEEDINGS ........................................................ 10
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ............. 10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ........... 11
DESCRIPTION OF SECURITIES ................................................ 12
INTEREST OF NAMED EXPERTS AND COUNSEL .................................... 12
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION ..................... 12
ORGANIZATION WITHIN THE LAST FIVE YEARS .................................. 13
DESCRIPTION OF OUR BUSINESS .............................................. 13
     Industry Background ................................................. 13
     The Business......................................................... 13
     Marketing and Distribution .......................................... 14
     Personnel and Resources.............................................. 14
     Principal Products and Their Markets ................................ 15
     Status of Any Publicly Announced New Products ....................... 15
     Competition ......................................................... 15
     Sources and Availability of Products ................................ 16
     Dependence on One or a Few Major Customers .......................... 16
     Patents and Trademarks .............................................. 17
     Need for Any Government Approval of Principal Products .............. 17
     Government and Industry Regulation .................................. 17
     Research and Development Activities ................................. 17
     Environmental Laws .................................................. 17
     Employees and Employment Agreements ................................. 17
PLAN OF OPERATION ........................................................ 17
DESCRIPTION OF PROPERTY .................................................. 19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ........................... 20
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ................. 20
EXECUTIVE COMPENSATION ................................................... 22
FINANCIAL STATEMENTS ..................................................... 22
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ............................ 22

                          SOPAC CELLULAR SOLUTIONS INC.
                           4438 Vesper Avenue, Suite 2
                         Sherman Oaks, California 91403

                              SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "Sopac" and "Sopac Cellular" are to Sopac Cellular Solutions Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Sopac Cellular Solutions Inc. was incorporated on June 9, 2006, and was formed to sell wireless technology to small, medium and large corporations, involving a large array of cellular service plans, cell phones, software and accessories.

We are a development stage company and have not yet opened for business or generated any revenues. Our limited start-up operations have consisted of the formation of our mission statement and identification of our target market. We anticipate sales to begin in September or October of 2007. Currently we have only one full-time employee, our president. We will require the $35,000 from this offering in order to fully implement our business plan over the next twelve months as discussed in the "Plan of Operation" section of this prospectus.

Our administrative offices are currently located at the residence of our President, Ezra E. Ezra, which he donates to us on a rent-free basis. The space consists of approximately 400 square feet and will be used as an office for general administration. Our fiscal year ended August 31.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Securities Being Offered      700,000 shares of common stock, par value $.001.

Offering Price per Share      $0.05

Offering Period               The shares are being offered for a period not to
                              exceed 180 days, unless extended by our Board of Directors for an additional 90 days. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds to Our Company   $35,000

Use of Proceeds               We intend to use the proceeds to expand our
                              business operations.

Number of Shares Outstanding
Before the Offering:          1,000,000

Number of Shares Outstanding
After the Offering:           1,700,000

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering. If all the shares in this offering are sold, our executive officer and director will own 59% of our common stock. Due to the controlling amount of his share ownership, he will have a significant influence in determining the outcome of all corporate transactions.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. In addition to the other information regarding our company contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated in June 2006; we have not yet commenced our business operations; have not yet realized any revenues; and do not anticipate initial revenue from sales until after October 2007, or sales to reach a level to sustain our business operations until June 2008. We have virtually no operating history upon which to base our future prospects. Our management has little in the way of industry contacts in the cellular business. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract customers, forge partnership relationships with "service providers" (such as Sprint/Nextel, Verizon Wireless, T-Mobile, possibly Cingular Wireless, and Helio, to name a few) as well as product and solutions suppliers. Our limited operating history also makes it difficult to accurately forecast future revenue and appropriately plan our expenses. Given the rigorous requirements of the infrastructure required to operate in the cellular arena, we may never achieve sales or profitability.

Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the initial startup of our business as well as its subsequent development. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

EZRA E. EZRA, THE PRESIDENT AND DIRECTOR OF THE COMPANY, IS OUR ONLY FULL-TIME EMPLOYEE. HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE. HE CURRENTLY DEVOTES APPROXIMATELY 2 HOURS PER WEEK TO COMPANY MATTERS. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE THAT HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is anticipated to be between December 2007 and June 2008. Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon our only full-time employee, Ezra E. Ezra. He will be responsible for all marketing and sales to businesses as well as dealing with the service and software/solutions providers. He will also be responsible for the purchasing, warehousing, selling, packaging and shipping of the wireless products/services, i.e., the fulfillment process. In addition all customer service and support will be handled by him.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT RECEIVE FUNDING, OUR BUSINESS MAY FAIL, RESULTING IN A LOSS OF YOUR INVESTMENT.

The only cash currently available is the cash invested by our founder for the acquisition of his shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to fully implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our director has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE WILL INCUR ONGOING COST AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR YOU TO SELL YOUR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $4,300 cost of this Registration Statement to be paid from cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.

Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet generated any revenues from operations. In order for us to continue with our plans, open our business, and reach revenues, we must raise initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

IF WE ARE UNABLE TO OBTAIN, ESTABLISH AND MAINTAIN RELATIONSHIPS WITH THE WIRELESS PRODUCTS AND SOFTWARE SOLUTIONS PROVIDERS WE MAY LOSE CUSTOMERS AND HAVE NO PROFITS.

Our success depends on our ability to be apply for and be approved to operate as sub dealers of Master Agents of each of the various "service providers". Master Agents are approved entities that represent the "service providers", through whom all sub dealers are obligated to conduct all their business with the various "service providers". If our applications are met with disapproval, this would deny us the opportunity to go forward with our plans. Since it will take us until approximately October of 2007 to establish our first sales to businesses, we run the risk of losing our sub dealer status with our Master Agents unless we are able to achieve a modicum of retail sales say, between one and five retail cell phone sales/activations each month. In addition, if we are unable to maintain strong relationships with the Master Agents and one or more of our Master Agents terminates our approved status with them or we are unable to negotiate extensions of these agreements on acceptable terms this would result in our inability to sell and activate wireless service plans on their networks and derail all our stated plans. Further, any unanticipated increase in our rate of deactivation of accounts (customers canceling their service plans prematurely) could result in a decrease in our revenue and cause severe cash flow and other disastrous setbacks. Under basic agreements with wireless carriers, commissions are not earned if the customer's service is deactivated with the carrier before a predetermined period of time, usually between 120 and 210 calendar days. The consequence of a deactivation is that the commission amounts are immediately charged back, in full, against current revenues. An increase in our deactivation rate could prompt the carriers to impose a mandatory reserve against future deactivations with every commission earned, or modify the commission terms with us or even terminate our agreements.

IF WE ARE UNABLE TO OBTAIN WIRELESS PRODUCTS AND SOFTWARE SOLUTIONS THAT WILL MEET OUR CUSTOMERS' DEMANDS ON A TIMELY BASIS WE MAY LOSE CUSTOMERS AND HAVE NO PROFITS.

We intend to purchase, for resale, wireless products and software solutions from a number of manufacturers and suppliers. Because these markets are typically driven by rapid technological advancements, frequent new product introductions and short product lifecycles, our ability to meet our customers' demands depends, in large part, on our suppliers providing us with adequate amounts of products on favorable pricing and terms. Any failure or delay by our suppliers in supplying us with desired products and software solutions, or in providing these products to us on favorable terms, could significantly impair our ability to obtain and deliver products to our customers on a timely and competitive basis.

Additionally, the manufacturers that will supply our wireless products face intense competition from other manufacturers, including some that may have greater financial and other resources. Accordingly, other manufacturers may produce wireless products that are less expensive and superior to or more attractive than those that our suppliers produce and they may also be able to spend significantly more to advertise and market their product offerings. If our suppliers fail to respond on a timely basis to the rapid technological changes that have been characteristic of the wireless communications industry, fail to provide new product offerings that are desired by consumers or are otherwise unable to compete effectively against other manufacturers, the products that we will offer may be less desirable and our business operations could suffer.

OUR BUSINESS AND GROWTH COULD BE HINDERED IF WE FAIL TO RETAIN OUR KEY EMPLOYEE AND ATTRACT ADDITIONAL QUALIFIED PERSONNEL.

Our success depends on the continued service of our President, Ezra E. Ezra, our sole full-time employee. It may be difficult to find a sufficiently qualified individual to replace Mr. Ezra in the event of his death, disability or resignation resulting in our being unable to implement our business plan and the company having no operations or revenues. We do not plan to have key-man insurance on the lives of any of our officers. In addition, in order to support any future growth, we will have to effectively recruit, train and retain additional qualified personnel. By approximately June 2008, we anticipate our sales will have reached a level that will sustain our business operations and allow us to begin hiring employees as necessary.

COMPETITION IN THE WIRELESS SERVICE AND SOFTWARE SOLUTIONS MARKET IS INTENSELY COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IN THIS INDUSTRY RESULTING IN A LACK OF SALES AND REVENUE.

The wireless products and solutions market is intensely competitive. We will compete against a large number of well-established companies with greater product and name recognition and with substantially greater financial, marketing and distribution capabilities than ours, as well as against a large number of smaller specialty distributors. Our largest competitors will include, amongst others, the "Indirect National Sales" departments of, IBM, Siebel, Sprint, Oracle, Nextel, T-Mobile, Cingular and Verizon, to name a few, all of which are publicly-traded companies.

We intend to compete principally on the basis of product/solutions expertise and customer relationship building. The business of distributing wireless products and solutions has relatively low barriers to entry. As a result, additional new competitors may choose to enter our industry.

We must continually anticipate and respond to competitive factors affecting our industry, including new products and solutions, changes in consumer preferences, demographic trends, international, regional and local economic, social and financial conditions and our competitors' discount pricing and promotional programs. As the wireless products and software markets mature and as we seek to enter into additional markets and offer new products, we expect that the competition that we face will intensify. We cannot assure you that we will be successful in this competitive environment.

WE DO NOT HAVE ANY ADDITIONAL SOURCE OF FUNDING FOR OUR BUSINESS PLANS AND MAY BE UNABLE TO FIND ANY SUCH FUNDING IF AND WHEN NEEDED, RESULTING IN THE FAILURE OF OUR BUSINESS.

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. As a result we do not have an alternate source of funds should we fail to complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this offering, we will be faced with several options; abandon our business plans, cease operations and go out of business; continue to seek alternative and acceptable sources of capital; or bring in additional capital that may result in a change of control. In the event of any of these circumstances you could lose a substantial part or all of your investment. In addition, there can no be guarantee that the total proceeds raised in this offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

RISKS ASSOCIATED WITH THIS OFFERING:

THE SHARES BEING OFFERED ARE DEFINED AS "PENNY STOCK", THE RULES IMPOSED ON THE SALE OF THE SHARES MAY AFFECT YOUR ABILITY TO RESELL ANY SHARES YOU MAY PURCHASE, IF AT ALL.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,600,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section on page 11.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event all of the shares are not sold before the expiration date of the offering, all funds raised, will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Sopac Cellular Solutions, Inc., or anyone acting on our behalf, with any Market Maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.05 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.023 per share, $.027 less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD HOWEVER THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our executive officer and director will own 59% of our common stock. Due to the controlling amount of his share ownership, he will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

                                 USE OF PROCEEDS

Assuming we are able to sell all of the shares and complete the offering, which we can't guarantee, the gross proceeds to us will be $35,000. We expect to disburse those proceeds in the priority set forth below, during the first 12 months following successful completion of this offering:

     Total Proceeds                     $35,000
     Proceeds to Us:                    $35,000
                                        -------

     Inventory and Supplies             $ 5,000
     Advertising and Marketing          $ 1,000
     Website Design                     $ 1,000
     Accounting and Legal               $ 6,000
     Office and Administration          $10,150
     Working Capital                    $11,850
                                        -------

     Total Net Proceeds                 $35,000
                                        =======

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of August 31, 2006, the net tangible book value of our shares was $4,925 or approximately $.005 per share, based upon 1,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $35,000, the net tangible book value of the 1,700,000 shares to be outstanding will be $39,925, or approximately $.023 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (1,000,000 shares) will be increased by $.019 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per Share) of $.027 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.023 per share, reflecting an immediate reduction in the $.05 price per share they paid for their shares.

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After completion of the offering, the existing shareholder will own 59% of the total number of shares then outstanding, for which he will have made a cash investment of $5,000, or $.005 per share. Upon completion of the offering, the purchasers of the shares offered hereby will own 41% of the total number of shares then outstanding, for which they will have made a cash investment of $35,000, or $.05 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to August 31, 2006:

     Price Paid per Share by Existing Shareholders        $ .005
     Public Offering Price per Share                      $ .05
     Net Tangible Book Value Prior to this Offering       $ .005
     Net Tangible Book Value After Offering               $ .023
     Increase in Net Tangible Book Value per Share
     Attributable to cash payments by new purchasers      $ .019
     Immediate Dilution per Share to New Investors        $ .027

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                       Total
                        Price        Number of      Percent of     Consideration
                      Per Share     Shares Held     Ownership          Paid
                      ---------     -----------     ---------          ----
     Existing
     Stockholders      $ .005        1,000,000          59%           $ 5,000

     Investors in
     This Offering     $ .05           700,000          41%           $35,000

                              PLAN OF DISTRIBUTION

There is currently no market for any of our shares and we can provide no assurance that the shares offered will have a market value or that they can be resold at the offering price. We can also provide no assurance when an active secondary market might develop, or that a public market for our securities may be sustained even if it is developed.

We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. We do not know how long this process will take and we cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between SoPac Cellular Solutions Inc., nor anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

                                       9
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     a.   Our officer and director is not subject to a statutory
          disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The Shares will be sold at the fixed price of $0.05 per share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $35,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be promptly returned to investors, without interest or deduction.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Sopac Cellular Solutions, Inc.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Our officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

          Name and Address                   Age        Position(s)
          ----------------                   ---        -----------
     Ezra E. Ezra                            59        President, CEO
     4438 Vesper Avenue, Suite 2                       Secretary, Treasurer
     Sherman Oaks, California 91423                    CFO & Director

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The person named above has held his offices/positions since inception of our
Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officer and director is our only officer, director, promoter and control person.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

Eric Ezra has been the CEO, CFO, Director, President, Secretary and Treasurer of the company since inception. From March to May 2000, he was an Associate with the Los Angeles, CA based Financial Public Relations firm, Magnum Financial Group. From March 1998 to March 1999, he was a Consultant to Interlink Rehab of California, a company that provides rehab services to hospitals and nursing homes. From 1990 until 1998, he was the Chairman and CEO of Brentwood Equity Corp., a holding company, that owned and operated a large health care provider of rehab services, physical and occupational therapy and speech language pathology, to acute care hospitals and skilled nursing facilities, from the central coast of California to the Mexican border. The company at one time employed as many as 350 full, part-time and per diem employees. Prior to 1990, he was the Managing Director of Drake Capital, a Santa Monica, CA based Investment Banking firm. For most of his life prior to that he was a licensed broker with such firms as Ladenburg Thalmann, Morgan Olmstead Kennedy and Gardner, Cantor Fitzgerald, Drexel Burnham Lambert and Hardy & Co.

Mr. Ezra attended Tulane University, studying Economics, and attended Elphinstone College in Bombay, India. He will devote his time as required to the business of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officer, director and greater than ten percent beneficial owners are complied with in a timely fashion.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officer and key employee, individually and as a group, and the present owner of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
Name and Address                Before        After         Before       After
Beneficial Owner               Offering      Offering      Offering    Offering
----------------               --------      --------      --------    --------
Ezra E. Ezra                  1,000,000      1,000,000        100%        59%
4438 Vesper Avenue, Suite 2
Sherman Oaks, CA 91423

All Officers and
Directors as a Group (1)      1,000,000      1,000,000        100%        91%

                                       11
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FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 1,000,000 shares have been issued to the existing stockholder, all of which are held by of our officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any existing plans to sell his shares at any time after this offering is complete.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own 59% of our outstanding shares and the purchasers in this offering will own 41%.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended August 31, 2006 included in this prospectus have been audited by Moore & Associates, Chartered Accountants, 2675 S. Jones Blvd., Suite 109, Las Vegas, NV 98146. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Joseph I. Emas, 1224 Washington Avenue, Miami Beach, FL has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent

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
that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Sopac Cellular Solutions Inc. was incorporated in the State of Nevada on June 9, 2004. At that time Ezra E. Ezra was appointed as CEO, CFO, President, Secretary, Treasurer and Principal Accounting and Financial Officer of the company and the board of directors voted to seek capital and begin development of our business plan. We received our initial funding of $5,000 through the sale of common stock to Mr. Ezra who purchased 1,000,000 shares of our Common Stock at $0.005 per share on June 9, 2006.

We were formed to sell wireless technology to small, medium and large corporations, involving a large array of cellular service plans, cell phones, software and accessories. We are a-Sub Agent to Master Agents of Sprint PCS/Nextel, Verizon Wireless, Cingular Wireless as well as T Mobile Wireless. We are still in the development stage and have not yet commenced business operations; and we have generated no revenues.

                             DESCRIPTION OF BUSINESS

INDUSTRY BACKGROUND

The Cellular Telephony and Internet Association reported that as of April 2006, there existed 207.9 million wireless subscribers and 180 facilities based carriers who generated $113.5 billion dollars in annual revenues, up from 102 billion dollars the year before. Customers consumed 1.5 trillion minutes of use in 2005, up from 1.1 trillion minutes of us in 2004.

Most noticeably, annual wireless data revenues amounted to $8.6 billion, up 86.4% from $4.6 billion the previous year. This, (the wireless data market) is a market in its very early stages of growth and is the target market in which we have chosen to operate, the realm of wireless communications involving large amounts of data, the internet and software and solutions (the applications designed to solve very specific business problems while increasing productivity).

While the cellular industry continues to experience substantial growth, we cannot provide any assurance that we will benefit from the projected industry growth.

THE BUSINESS

Businesses are only interested in proven reliable solutions, and thus not taken to experimenting with technologies that are currently not widely in use. Sopac Cellular Solutions Inc. will identify those technologies that are solid in foundation, yet because of their relative age and perception, not widely used. To be successful the company must find far reaching benefits to previously unsolvable business problems through the use of these technologies. Wireless appliances represent an enormous opportunity because of the sheer scale of use. Companies like Nextel, Sprint, T Mobile and Verizon have spent millions in brick and mortar infrastructure to display and sell their products. Each of them employs talented and knowledgeable representatives capable of demonstrating every last feature of the various products hot off the assembly line. Yet the roll-out of these technologies is reserved for the gadget enthusiast and not widely deployed. The reason for this is simple. While brand new gizmos (cell phones) are flashy and exciting, by themselves they often lack the applications designed to solve very specific business problems. The end result is a product that is nice to have but in most cases something people can live without.

Most people can dream of a potential use for a new technology, but have no practical idea of how to make it happen. Therefore because of the daunting task ahead, often times revert back to an old way of doing things and put off a buying decision until later. The greatest integrator of technology is Apple Computers. They have taken some of the most difficult of tasks and fined tuned their systems to simplify them so that the average person can tackle them with some element of success. The success of Apple Computer lies completely on the company's ability to package a niche solution and solve a problem. We believe we can be successful if we are able to find wireless products which solve specific business issues in a scalable environment. Business solutions generally require a value proposition. We plan to package a blended combination of cutting edge products, enterprise vision, and compelling economics, to execute transactions with corporate partners.

MARKETING AND DISTRIBUTION

Gaining access to corporate decision makers is the key to landing large scalable contracts. Herein lies another strategic component to the Sopac Cellular Solutions Inc.'s business proposition. There are many ways to get your product into the viewing path of a corporate decision maker. A traditional method is marketing which is being done by the manufacturer all the time for retail based products. Sopac Cellular Solutions Inc. has borrowed a page from the traditional specification market and will use this as a method for securing large transactions. Generally speaking a traditional product specification is used by a general contractor to order goods and services. It is very popular in the building industry where products like paint, coatings, flooring, and other products are specified as standards for competing bids between vendors. This is basically an indication by the general contractor that the quality and standards of the products specified meet or exceed the quality needed for the project. Once a company gets its product specified with a large contractor, that product gets put in every specification for similar jobs. That means huge residual sales down the line. Typically product representatives spend a large percentage of their time working through this process before ever seeing a dime of return.

Sopac Cellular Solutions Inc. will proceed along the same sales cycle as those done in the specification market. The first step will be recruiting, as partners, a software manufacturer to design, test and perfect via a pilot project, a customized packaged solution that solves a common but difficult business problem for the target business customer. The second step will be to present the solution to a corporate decision maker and prove the value proposition. The third step will be to bring the parties together (the manufacturer and corporate user and the "service provider") and form a trust that will transcend this transaction but also set the stage for other meaningful deals down the line. The forth step is to design a contract that spells out front and residual costs of the service and products provided. The fifth and most important step is the roll-out. In many cases receiving a volume purchase agreement or specification award is not enough to guarantee success. In the final step Sopac Cellular Solutions Inc. plans to utilize a top-down methodology to market to the various potential clients that inevitably will use the solution. This process is tedious and time consuming and could take as long as two to three years to effectuate.

PERSONNEL AND RESOURCES

During the initial start-up phase of the company Sopac Cellular Solutions Inc. will utilize a skeleton staffing approach and will focus on identifying a few specific solutions and potential transaction candidates. This will be done through executive level presentations and demonstrations. As the company gets closer to signing an agreement with a large corporate user, the need will arise for staffing to present the solution to corporate end-users, outside sales representatives, and other potential buyers to achieve the revenue and residuals. To achieve maximum sale through, it will be important to market directly to everyone who is potentially affected by the specification. In some cases this might be nothing more than a brochure and explanation of the agreement and service / product offerings via a mail offering. In other cases this will be a one on one meeting with department heads responsible for teams of potential users. All of the transactions have the capability to produce initial as well as a long-term income stream.

There will be three types of personnel needed to pursue the plan. Sales, support, and administrative. Sopac Cellular Solutions Inc. will combine the sales and support role into a single entity. These people will be specifically trained in the solution and products offered but also will have an incentive to sell. This will be extremely important in the Sopac Cellular model as the initial customer sales cycle once the transaction agreement and specification is complete; will be a very short one step situation. In almost every case it will

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end in a sale or rejection. Therefore it is important that a representative have all the tools necessary to demonstrate and sell the solution.

PRINCIPAL PRODUCTS AND THEIR MARKETS

The company will focus on several vertical markets and it will be extremely important to find employees or agents that have specific knowledge of the proposed market and the products that have been developed to support the vertical. One example of a product is NICE OFFICE from a company called eAgency. This product brings the benefits of customer relationship management to the handheld device.

Nice Office is a platform that affords the professional a web cum wireless Contact Management Solution. It brings your entire office into your handset, anywhere, through synchronization with your computer as well as other databases, your account at Nice Office, and your handheld device, your Blackberry, without ever needing cabling or cradling. It houses all your ACT information (ACT is a sophisticated contact and customer manager can be uploaded into Nice Office), along with all your forms, documents and other business data that compose your entire business universe. Amongst other things, you can generate, on demand, reports including:

     Agent Calendar
     Sales and forecasts
     Tasks
     Client
     Commission
     Leads
     Contacts
     Sales Funnel
     Products

You have your office with you at all times. With Nice Office, you can stay in touch with all your contacts and peers and, if you're a manager, use it to access everyone else's data on your Blackberry, be informed on how things are faring "out there" up to the minute, create a range of management reports, anywhere, and disseminate all this up and down your corporate infrastructure, world wide.

Sopac Cellular Solutions Inc. has targeted several prospective large volume user groups to adopt the Nice Office platform on the new upgraded Blackberry handheld devices, and has worked exclusively with Nextel to provide the wireless connectivity solution - Research in Motion (RIM) (Nasdaq: RIMM; TSX: RIM) BlackBerry 7250 Wireless Handheld(TM). Nice Office SFA/CRM software operating on the Blackberry 7250, is for mobile professionals who want to manage their information and remain connected to people via a single, integrated product suite that offers both Web and Wireless accessibility.

In the above case Sopac Cellular Solutions Inc. has identified a product, identified and organized integrated services, and targeted specific customer groups not being reached through traditional marketing channels by the manufacturer. In a sense it is an OEM solution without the huge research and development budget. Traditional electronics manufacturers and software developers tend to partner or even rely upon the other for their inclusion in each others offerings. A great business example of this is Microsoft, Intel, and any computer manufacturer. However these solutions have fallen on the mass marketers such as BestBuy and Circuit City to sell through. Companies like eAgency and Research In Motion are in the same boat. The problem is these tend to be one-off sales opportunities and rarely if ever lead to a corporate-wide deal.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

COMPETITION

The wireless services industry is evolving rapidly and, despite the consolidation among carriers, it remains highly fragmented and competitive. Most companies in the industry compete on the basis of selection of wireless carriers, cell phone devices, service plans, price, customer service and experience. We believe we will compete favorably on these terms, once properly staffed, since we all share the same providers, handheld devices and rate plans.

                                       15
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Companies that compete with us include:

1. Wireless carriers such as Sprint/Nextel, Verizon, T-Mobile, Cingular, plus some newcomers such as Helio and AMDP, all of whom are our very source of service and cell phone hardware. These companies sell their own wireless services and devices through their own websites, traditional retail operations and, most importantly, the channels that will compete head on head with us, their direct sales forces.

2. Online distributors that sell wireless services and devices for the wireless carriers to consumers through their own websites, such as Amazon.com.

3. Independent market retailers, the kind you find at most strip centers throughout the nation and the mass market retailers that sell wireless services and devices to consumers from their retail store locations, such as Radio Shack, Best Buy, Circuit City and Walmart.

We believe that our ability to provide niche solutions to solving problems on specific issues that businesses have, including limitations on productivity, waste and theft through lack of proper controls, direct savings through the use of certain hardware, software and financing packages, where we are providing a definite value solution, sets us apart from most competitors. Notwithstanding, the very service providers that we will use as well as compete with, as well as certain independent business-to-business marketing and sales companies, make the competition formidable. Most significantly, the service providers have carved themselves out a haven which includes the largest down to intermediate sized companies in the U.S. We are contractually not permitted to compete with the service providers when it comes to these large and intermediate sized company prospects. We are, thus, precluded from marketing to a significant portion of the market universe.

SOURCES AND AVAILABILITY OF PRODUCTS

CELLULAR PHONES: These can and typically are purchased from our Master Agents for each service provider. They can also be purchased from independent cell phone vendors' websites over the internet. Finally, they can be purchased at the various service providers own company owned store locations.

ACTIVATION OF VARIOUS SERVICE PLANS: These are achieved by contacting the credit approval and activation departments of each service provider. We are provided with sub dealer codes that permit us to do that directly.

CELLULAR BUSINESS SOLUTIONS: These are far too many solutions to list, and the list is constantly growing. Existing applications span the entire universe of types of businesses in the nation, both big and small, including companies in the industry verticals delineated below, in "Dependence on One or a Few Major Customers". A single version of application software already discussed earlier is the customized CRM software provided by eAgency.com via their subsidiary, NiceOffice.com.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We feel that, because of the potential wide base of customers for our products, we will not rely on one or few major customers. The industry verticals we'd be targeting, in time, include:

     Construction and Building
     Field Services
     Transportation and Distribution
     Real Estate
     Manufacturing
     Hospitality Services
     Professional Services
     Financial Services
     Insurance

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
PATENTS AND TRADEMARKS

We do not have, nor do we intend to apply for in the near future, any patents or trademarks.

NEED FOR GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS

We do not require any government approval for the manufacturing or distribution of any of our products.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business in the United States. The only trade rules that would apply to our business would be taxes. Government regulation of the products we market is a matter handled by the providers of the products we will offer. We expect to continue dealing with established providers and proven products.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

Our operations are not subject to any environmental laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have one employee, who is our executive officer, namely, Ezra E. Ezra. He is responsible for all operations of our business, and currently devotes approximately 2 hours per week to administrative tasks, but will be available to address his other duties, as and when needed. There are no formal employment agreements between the company and our current employees.

                                PLAN OF OPERATION

We have generated no revenue since inception and have incurred $75 in miscellaneous expenses through August 31, 2006. The following table provides selected financial data about our company for the period from the date of incorporation through August 31, 2006. For detailed financial information, see the audited financial statements included in this prospectus.

         Balance Sheet Data                 8/31/06
         ------------------                 -------
         Cash                               $4,925
         Total assets                       $4,925
         Total liabilities                  $    0
         Shareholders' equity               $4,925

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so.

We believe by having a registration statement in place it will be easier for us to raise the funds necessary to continue implementing our business plan. We believe investors are more comfortable investing in a company that intends to be publicly traded rather than a privately held one. Management reviewed the additional costs associated with being a public company and determined if we prepared the required documents we could keep the costs to a minimum. Even as a privately held company we would provide copies of our annual audited financials to our shareholders. The quarterly reviewed financials and EDGAR filing fees were determined to be minimal compared with the benefit of shareholder confidence in the liquidity of their shares; however no public market currently exists for such shares, and the ability of the company to obtain additional future financing if necessary to expand operations.

GOING CONCERN

In June 2006, we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following milestones are based on estimates derived from research and marketing data accumulated by our directors. They are estimates only. The amount of initial inventory, working capital requirements and the other projected milestones are approximations only and subject to adjustment based on costs and needs. In addition to the monthly expense amounts budgeted we have set aside $11,850 in working capital.

Management estimates we will be able to complete the registration process and offering by December 30, 2006. During the two months preceding that we will rely upon existing funds to sustain our minimal operations. Once our funding is received we will proceed with the more cost intensive aspects of our business plan such as purchasing inventory, and website launch. Our 12 month budget is based on minimum operations which will be completely funded by the $35,000 raised through this offering.

If we begin to generate profits we will increase our sales activity accordingly. Optimistically, we estimate sales to begin and reach a level to sustain daily operations sometime between December 2007 and June 2008. The costs associated with operating as a public company are included in our budget; management will be responsible for the preparation of the required documents to keep the costs to a minimum. We plan to complete our milestones as follows:

OCTOBER-NOVEMBER 2006  ($200)

We have filed applications for approval as sub-dealers with master agents of the following service providers:

     Sprint PCS/Nextel
     Verizon Wireless
     T-Mobile
     Helio

We hope to hear from all of the above service providers by the middle to end of November 2006. The results may or may not be positive. Some of the criteria they will use in arriving with their decisions are the location and efficacy of the company's office, the company's creditworthiness, the principal's background and experience in the business, ability to generate sales, provide fulfillment and excellent customer service.

JANUARY-JUNE 2007 ($6,350)

Once the company is funded and ready to become operational, we will commence the process of recruiting a Marketing and Sales Vice President and an IT/Operations Manager. These tasks are doubly difficult since we're a startup, don't possess the requisite war chest to afford to pay such talent (other than via a percentage of future revenues, as will be negotiated, if and when revenues are achieved) and since the contribution we will expect from these individuals will be enormous. These individuals will have to work six or seven days a week, become intimately familiar with all the rate plans the "service providers" offer and are able to answer just about any type of question a customer or provider will propose. They will also be required to study every nuance of the various cell phone devices we will sell, know how to use them to a) work and b) accommodate software our sales agents will be using. They will also have to receive training on the many types of software solutions and application for each and every industry vertical and create the framework for training others. They will also be required to work together to develop a dynamic website that will interface with our Master Agent's systems and present a valuable shopping and Q &A tool for our customers. They will be required to prepare an Operational Manual and a Compliance Manual for the company. They will also be required to prepare a list containing the universe of corporate customer candidates to target and sell to, as described in the next milestone.

All of the above and more will be required from these individuals for our firm to be regarded as a competitive entity in the business to business arena and gearing them up to be seamlessly functional, will take the better part of six months.

JULY-OCTOBER 2007 ($8,250)

We will then begin the process of advertising and recruiting high caliber outside sales agents/reps and start the training to totally orient each one of them on the hardware and software business applications/solutions. This training will take a month to three because of the vast number of products, software solutions for each industry vertical and rate plans that will be presented to them for study. Our initial goal will be to hire and train two executive sales representatives on a strictly commission basis.

After these trainings and the creation of our official website, we will start the process of prospecting for customers by establishing relations with bankers, investment banking firms, corporate financiers, law firms, CPA firms and pension plan managers, to name just a few sources. We will first start by recruiting each of them to become our customers first, and then prevail upon them to introduce us to the businesses they buy, sell or service. To help insure this outcome, we will advantage them by providing them with unbeatable discounts on hardware and software pricing, cutting into our profitability, just so we can obtain the referrals. We will then start the process of contacting these referrals and presenting to them as well as to their referrals and so on.

OCTOBER-DECEMBER 2007 ($8,350)

We will have started the process of prospecting business customers both small and large. Each business lead we develop will require customized solutions, it could take between 60 days to as much as two years (depending on the size of the business concern and its required solution) before a contract can be entered into, between the customer, our firm, the "service provider" and the software solutions developer. Then and only then would the task of deploying devices begin, hopefully nationwide.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. Our administrative offices are currently located at the residence of Ezra E. Ezra, which he donates to us on a rent free basis at 4438 Vesper Ave., Suite 2, Sherman Oaks, CA 91403.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not currently own any property. Our administrative offices are currently located at the residence of Ezra E. Ezra, which he donates to us on a rent free basis at 4438 Vesper Ave., Suite 2, Sherman Oaks, CA 91403. The space we occupy as a general administrative office is approximately 400 sq. ft. and we share the office equipment. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company. There is no written lease agreement or other material terms or arrangements relating to said arrangement.

On June 1, 2006, the Company issued 1,000,000 shares of its $0.001 par value common stock to Mr. Ezra E. Ezra, an officer and director of the Company in exchange for cash in the amount of $5,000, or $0.005 per share.

We do not currently have any conflicts of interest by or among our current officers, directors, key employees or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

     -- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     -- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;
     -- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     -- contains a toll-free telephone number for inquiries on disciplinary actions;
     -- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     -- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     --   the bid and offer quotations for the penny stock;
     -- the compensation of the broker-dealer and its salesperson in the transaction;
     -- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     -- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

The stock transfer agent for our securities is Holladay Stock Transfer, 2939 N. 67th Place, Scottsdale, Arizona 85251, telephone (480) 481-3940.

                             EXECUTIVE COMPENSATION

Currently, our officer and director is not being compensated for his services during the development stage of our business operations.

The officer and director is reimbursed for any out-of-pocket expenses he incurs on our behalf. In addition, in the future, we may approve payment of salaries for our officer and director, but currently, no such plans have been approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

In addition, none of our officers, directors or employees is party to any employment agreements.

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation       Long-Term Comp.
                                                      Other
     Name and                                         Annual
     Position(s)           Year     Salary   Bonus    Comp.    Awards    Payouts
     -----------           ----     ------   -----    -----    ------    -------
Ezra E. Ezra               2006      None    None     None      None       None
President, CEO & Director

                              FINANCIAL STATEMENTS

Our fiscal year end is August 31. We intend to provide annual reports, including audited financial statements to our stockholders. Our financial statements for the period from inception to the year ended August 31, 2006, audited by Moore & Associates, Chartered Accountants, immediately follow.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

None.

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sopac Cellular Solutions Inc. (A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of Sopac Cellular Solutions Inc. (A Development Stage Company) as of August 31, 2006, and the related statements of operations, stockholders' equity and cash flows from inception July 10, 2006, through August 31, 2006, and the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sopac Cellular Solutions Inc (A Development Stage Company) as of August 31, 2006 and the results of its operations and its cash flows from inception July 10, 2006, through August 31, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's net losses and accumulated deficit of $565 as of August 31, 2006 raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
October 24, 2006


               2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NV 89146
                       (702) 253-7511 FAX (702) 253-7501

                          SOPAC CELLULAR SOLUTIONS INC.
                          (A Development Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                      As of
                                                                 August 31, 2006
                                                                 ---------------
                                     ASSETS

CURRENT ASSETS
  Cash                                                               $ 4,925
                                                                     -------
TOTAL CURRENT ASSETS                                                   4,925
                                                                     -------

      TOTAL ASSETS                                                   $ 4,925
                                                                     =======

                     LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Due to a Director                                                  $   490
                                                                     -------
TOTAL CURRENT LIABILITIES                                                490

TOTAL LIABILITIES                                                        490

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000
   shares authorized; 1,000,000 shares issued and
   outstanding as of August 31, 2006)                                  1,000
  Additional paid-in capital                                           4,000
  Deficit accumulated during development stage                          (565)
                                                                     -------
TOTAL STOCKHOLDERS' EQUITY                                             4,435
                                                                     -------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                       $ 4,925
                                                                     =======

                        See Notes to Financial Statements

                          SOPAC CELLULAR SOLUTIONS INC.
                          (A Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                  July 10, 2006
                                                                   (inception)
                                                                     through
                                                                 August 31, 2006
                                                                 ---------------
REVENUES
  Revenues                                                        $        --
                                                                  -----------
TOTAL REVENUES                                                             --

OPERATIONG EXPENSES
  Office and Administration                                               565
                                                                  -----------
TOTAL OPERATING EXPENSES                                                 (565)
                                                                  -----------

NET INCOME (LOSS)                                                 $      (565)
                                                                  ===========

BASIC EARNINGS PER SHARE                                          $     (0.00)
                                                                  ===========

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                          1,000,000
                                                                  ===========

                        See Notes to Financial Statements

                          SOPAC CELLULAR SOLUTIONS INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
             From July 10, 2006 (Inception) through August 31, 2006
--------------------------------------------------------------------------------

                                                                                  Deficit
                                                                                Accumulated
                                                       Common      Additional     During
                                         Common        Stock        Paid-in     Development
                                          Stock        Amount       Capital        Stage       Total
                                          -----        ------       -------        -----       -----
BALANCE, JULY 10, 2006                         --     $    --       $    --        $    --     $    --
                                       ----------     -------       -------        -------     -------
Stock issued for cash on July 10,
 2006 @ $0.005 per share                1,000,000       1,000         4,000                      5,000
Net loss, August 31, 2006                                                             (565)       (565)

BALANCE, AUGUST 31, 2006                1,000,000     $ 1,000       $ 4,000        $  (565)    $ 4,435
                                       ==========     =======       =======        =======     =======

                        See Notes to Financial Statements

                          SOPAC CELLULAR SOLUTIONS INC.
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                  July 10, 2006
                                                                   (inception)
                                                                     through
                                                                 August 31, 2006
                                                                 ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                  $   (565)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    Due to a Director                                                     490
                                                                     --------
        NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES               (75)

CASH FLOWS FROM INVESTING ACTIVITIES

        NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                              1,000
  Additional paid-in capital                                            4,000
                                                                     --------
        NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES             5,000
                                                                     --------
NET INCREASE (DECREASE) IN CASH                                         4,925

CASH AT BEGINNING OF PERIOD                                                --
                                                                     --------
CASH AT END OF PERIOD                                                $  4,925
                                                                     ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during period for:
  Interest                                                           $     --
                                                                     ========
  Income Taxes                                                       $     --
                                                                     ========

                        See Notes to Financial Statements

                          SOPAC CELLULAR SOLUTIONS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                August 31, 2006


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

SOPAC Cellular Solutions Inc. (the Company) was incorporated under the laws of the State of Nevada on July 10, 2006. The Company was formed to provide wireless solutions to corporate customers.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a August 31, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective July 10, 2006 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

                          SOPAC CELLULAR SOLUTIONS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                August 31, 2006


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NEW ACCOUNTING PRONOUNCEMENTS:

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "... under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges..." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending November 30, 2006. Management believes that the adoption of this Statement will not have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time- Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and
(b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

                          SOPAC CELLULAR SOLUTIONS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                August 31, 2006


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share- based payment transactions. The Statement replaces SFAS 13 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending November 30, 2006. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 107 (SAB 107) which provides guidance regarding the interaction of SFAS 123 (R) and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123 (R) `s implementation challenges for registrants and enhance the information investors receive.

In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations, which clarifies that the term `conditional asset retirement obligation' as used in SFAS 143, Accounting for Asset Retirement
Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. FIN 47 is effective no later than the end of the fiscal year ending after December 15, 2005. The Company does not believe that FIN 47 will have a material impact on its financial position or results from operations.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for accounting changes and correction of errors made in fiscal year beginning after December 15, 2005.

                          SOPAC CELLULAR SOLUTIONS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                August 31, 2006


NOTE 3. GOING CONCERN

The  accompanying  financial  statements are presented on a going concern basis.
The

Company had no operations during the period from July 10, 2006 (inception) to August 31, 2006 and generated a net loss of $565. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $4,925 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 700,000 shares for sale at $.05 per unit to raise capital of $35,000 to implement their business plan. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Beginning January 1, 2007 the Company will pay a director $100 per month for use of office space and services. The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities as they become available.

Thus he may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Ezra E. Ezra, sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming SB-2 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

                          SOPAC CELLULAR SOLUTIONS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                August 31, 2006


NOTE 6. INCOME TAXES

                                                           As of August 31, 2006
                                                           ---------------------
     Deferred tax assets:
     Net operating tax carryforwards                              $     0
     Other                                                              0
                                                                  -------
     Gross deferred tax assets                                         84

     Valuation allowance                                              (84)
                                                                  -------

     Net deferred tax assets                                      $     0
                                                                  =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. NET OPERATING LOSSES

As of August 31, 2006, the Company has a net operating loss carryforwards of approximately $565. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On July 10, 2006 the Company issued a total of 1,000,000 shares of common stock to one director for cash at $0.005 per share for a total of $5,000.

As of August 31, 2006 the Company had 1,000,000 shares of common stock issued and outstanding.

                          SOPAC CELLULAR SOLUTIONS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                August 31, 2006


NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of August 31, 2006:

     * Common stock, $ 0.001 par value: 75,000,000 shares authorized; 1,000,000 shares issued and outstanding.

                      Dealer Prospectus Delivery Obligation

"Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

     Legal                       $1,500
     Accounting                   2,000
     Transfer Agent fees            600
     Printing of Prospectus         200
                                 ------
        TOTAL                    $4,300
                                 ======

                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On June 9, 2006, 1,000,000 shares of common stock were issued to Ezra E. Ezra, our officer and director, in exchange for $5,000, or $.005 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to the promoter of the company and bear a restrictive legend.

                                    EXHIBITS

The following exhibits are included with this registration statement filing:

         Exhibit No.       Description
         -----------       -----------
         3.1               Articles of Incorporation
         3.2               Bylaws
         5                 Opinion re: Legality
         23.1              Consent of Independent Auditors
         23.2              Consent of Counsel (See Exhibit 5)
         99                Subscription Agreement

                                  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.

(b) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

     1. For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sherman Oaks, state of California.

October 25, 2006                    Sopac Cellular Solutions, Inc., Registrant


                                    By: /s/ Ezra E. Ezra
                                        --------------------------------------
                                        Ezra E. Ezra, Director, President,
                                        Principal Executive Officer,
                                        Chief Financial Officer and Principal
                                        Accounting Officer